UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.
Date of Report (Date of Earliest Event Reported):
March 27, 2006
   MONRO MUFFLER BRAKE, INC.
(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code       (585) 647-6400

   Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:
This amendment to the Current Report on Form 8-K of Monro Muffler Brake, Inc., filed on March 29, 2006, is being furnished solely for the purpose of correcting a ministerial error. The Item 8.01, “Other Events”, disclosure incorrectly stated that on March 27, 2006 the Compensation Committee had approved the acceleration of all unvested options previously awarded to the Company’s employees. In fact, the Compensation Committee took this action on March 23, 2006. In the interest of clarity, this amended report amends and restates in its entirety the Form 8-K previously filed on March 29, 2006.
Item 1.01 Entry into a Material Definitive Agreement
As described in Item 8.01, which is incorporated herein by reference, Monro Muffler Brake, Inc. (the “Company”) will enter into Resale Restriction Agreements with its executive officers and certain senior-level managers, effective as of March 24, 2006.
Item 8.01 Other Events
On March 27, 2006, the Company announced that on March 23, 2006 the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the accelerated vesting of all 220,000 unvested options (the “Options”) previously awarded to the Company’s employees. As a result, these Options to purchase 220,000 shares of the Company’s common stock, which would otherwise have vested at various times over the next four years, became fully vested on March 24, 2006. The Options represent approximately 13% of the total number of options currently outstanding to the Company’s employees. Further, all of the Options have strike prices below $38.10, the closing price per share of the Company’s common stock on March 23, 2006. In connection with the acceleration of the Options, the Company expects to record a one-time non-cash stock-based compensation charge of approximately $300,000 to $400,000, or $.02 to $.03 per diluted share, in the fourth quarter of fiscal 2006.
The Committee’s decision to accelerate the vesting of the Options was made to eliminate future compensation expense that the Company would otherwise recognize with respect to these options following the Company’s adoption of SFAS 123(R), which became effective for the Company on March 26, 2006. The Company expects that as a result of the vesting acceleration, it will eliminate the recognition of approximately $900,000 to $1,000,000 of non-cash expense over the next four years, beginning March 26, 2006. It is anticipated that more than half of the expense reduction would be attributable to fiscal 2007.
Also in connection with the acceleration of the Options, the Company’s executive officers and certain senior-level managers (each, an “Executive”) will enter into Resale Restriction Agreements. Each Agreement will be effective as of March 24, 2006. The Agreement prohibits (except on the occurrence of a “change of control” of the

Company, if applicable) the Executive’s sale or other transfer of any share received through the exercise of an accelerated Option until the original vesting date for such Option, as such date is set forth in the Executive’s stock option award agreement. A copy of the Resale Restriction Agreement is attached as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference
Item 9.01 Financial Statements and Exhibits
     (a) Not applicable.
     (b) Not applicable.
     (c) The following is a list of exhibits furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Resale Restriction Agreement by and between Monro Muffler Brake, Inc. and the Executive, effective as of March 24, 2006.

99.1	Press release dated March 27, 2006.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC. (Registrant)

March 31, 2006	By:	/s/ Catherine D’Amico

Catherine D’Amico Executive Vice President-Finance, Treasurer and CFO